Exhibit 99.10(a)

[SUTHERLAND LETTERHEAD]

THOMAS E. BISSET

DIRECT LINE:  202.383.0118

E-mail:  thomas.bisset@sutherland.com

December 5, 2014

Board of Directors

Protective Life Insurance Company

2801 Highway 201 South

Birmingham, Alabama 35223

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information filed as part of post-effective amendment number 12 to the registration statement on Form N-4 (File No. 333-145621) filed by Protective Life Insurance Company and Protective Variable Annuity Separate Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset

ATLANTA     AUSTIN     GENEVA     HOUSTON    LONDON     NEW YORK     SACRAMENTO     WASHINGTON D.C.